EXHIBIT 5

                                HALE AND DORR LLP
                               Counsellors At Law
                                www.haledorr.com
                              650 College Road East
                           Princeton, New Jersey 08540
                         609-750-7600 Fax 609-750-7700

                                                          William J. Thomas
                                                             609-750-7674
                                                    williams.thomas@haledorr.com

                                                 April 9, 2001

CollaGenex Pharmaceuticals, Inc.
41 University Drive
Newtown, Pennsylvania 18940

Gentlemen:

     This  opinion  is  furnished  to you  in  connection  with  a  Registration
Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of an aggregate of 2,050,000 shares of the common stock, $.01 par value per share (the "Shares"), of CollaGenex Pharmaceuticals, Inc., a Delaware corporation (the "Company"). All of the Shares are being registered on behalf of certain stockholders of the Company (each a "Selling Stockholder" and collectively, the "Selling Stockholders").

     We have acted as counsel for the Company in connection with the registration for resale of the Shares. We have examined signed copies of the Registration Statement to be filed with the Commission. We have also examined and relied upon the minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, those certain common stock purchase agreements (the "Purchase Agreements"), each dated March 12, 2001, by and between the Company and each respective Selling Stockholder, those certain warrant agreements (the "Warrants"), each dated March 12, 2001, by and between the Company and each respective Selling Stockholder and Tucker Anthony, Inc.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

     We assume that the appropriate action will be taken, prior to the offer and sale of the Shares, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

     We express no opinion herein as to the laws of any state or jurisdiction other than the Delaware General Corporation Law statute.

CollaGenex Pharmaceuticals, Inc.
April 9, 2001
Page 2

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Company's Certificate of Incorporation, the Purchase Agreements and the Warrants, as applicable, will be validly issued, fully paid and nonassessable.

     It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


                                          Very truly yours,


                                          /s/ Hale and Dorr LLP


                                          HALE AND DORR LLP